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                                                                       Exhibit 5


                                 August 8, 2000


Science Applications
International Corporation
10260 Campus Point Drive
San Diego, CA 92121

Gentlemen:

        I am the Senior Vice President and General Counsel of Science Applications International Corporation (the "Company"). As such, I have acted as your counsel in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on August 8, 2000 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the offer and sale by the Company of 20,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), (the shares of Class A Common Stock being offered by the Company are hereinafter referred to as the "Shares") which may be offered and sold by the Company in connection with the Company's acquisition, from time to time, of various businesses or business operations. The Shares are being offered pursuant to a prospectus which constitutes a part of the Registration Statement (the "Prospectus")

        I am generally familiar with the affairs of the Company. In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation and Bylaws of the Company as currently in effect,
(iii) resolutions adopted by the Board of Directors and the Operating Committee thereof relating to the filing of the Registration Statement and the issuance of the Shares thereunder, and (iv) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.

        Based upon and subject to the foregoing, I am of the opinion that the Shares that are being offered and sold by the Company have been duly authorized for issuance and when certificates therefor have been duly executed, delivered and paid for, will be validly issued, fully paid and nonassessable.


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Science Applications
International Corporation
August 8, 2000
Page 2



        I hereby consent to the use of my name in the Registration Statement under the caption "Legal Opinion" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                              Very truly yours,



                                              /s/ Douglas E. Scott
                                              Senior Vice President
                                              and General Counsel